As filed with the Securities and Exchange Commission on May 22, 1998
                          Registration No. 33-44562

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1
                                 TO FORM S-1

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            PROTEIN DESIGN LABS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                  2836                                94-3023969
  (State or other jurisdiction of           (Primary Standard Industrial               (I.R.S. Employer
   incorporation or organization)             Classification Number)                    Indentification Number)

                               2375 Garcia Avenue
                             Mountain View, CA 94043
                                 (650) 903-3700
 (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

                         Douglas O. Ebersole, Esq.
              Senior Vice President, Licensing and Corporate Services,
                       General Counsel and Secretary
                         PROTEIN DESIGN LABS, INC.
                           2375 Garcia Avenue
                         Mountain View, CA  94043
                             (650) 903-3700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                Copies to:
                          GREGORY M. GALLO, ESQ.
                          DOUGLAS J. REIN, ESQ.
                      Gray Cary Ware & Freidenrich LLP
                            400 Hamilton Avenue
                      Palo Alto, California 94301-1825
                             (650) 328-6561

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box.[ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 133-44562

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]



EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to the Registration Statement on
Form S-1 (File No. 33-44562) of Protein Design Labs, Inc. (the "Registration Statement") is filed pursuant to Rule 462(d) of the Securities Act solely for the purpose of refiling Exhibits 10.7, 10.8, 10.9, 10.11, 10.13, 10.14, 10.15
and 10.16 to the Registration Statement for which confidential treatment previously was granted and subsequently has been extended by the Securities and Exchange Commission. The contents of the Registration Statement are hereby incorporated by reference.


                                PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits and Financial Statement Schedules.
         (a)  Exhibits.

Exhibit
Number     Exhibit Title

1.1*       Form of Purchase Agreement.

3.1*       Restated Certificate of Incorporation.

3.2*       Amended Bylaws

4.1* Registration Rights Agreement between the Company and certain holders of Preferred Stock and Common Stock dated August 21, 1986.

4.2* Amendment to Registration Rights Agreement between the Company and certain holders of Preferred Stock and Common Stock dated March 16, 1989.

4.3* Registration Rights Agreement between the Company and Hoffmann-La Roche Inc. dated March 16, 1989.


4.4* Standstill Agreement between the Company and Hoffmann-La Roche Inc. dated March 16, 1989.

5.1*       Opinion and Consent of Ware & Freidenrich, A Professional
           Corporation.

10.1*      Form of Director and Officer Indemnification Agreement.

10.2* 1991 Stock Option Plan, together with forms of Incentive Stock Option Agreement and Nonqualified Stock Option Agreement.

10.3* Founder Stock Purchase Agreement between the Company and Dr. Laurence Jay Korn dated August 21, 1986.

10.4* Founder Stock Purchase Agreement between the Company and Dr. Cary Queen dated January 1, 1987.

10.5* Lease Agreement between the Company and Charleston Properties, a California general partnership, dated December 22, 1989.

10.6*      Deferred Compensation Plan dated July 22, 1991.

10.7+ License Agreement between the Company and the National Technical Information Service effective as of October 31, 1988 (with certain confidential information deleted and marked by a box surrounding the deleted information).

10.8+ License Agreement between the Company and Hoffmann-La Roche Inc. effective January 31, 1989 (with certain confidential information deleted and marked by a box surrounding the deleted information).

10.9+ License Agreement between the Company and F. Hoffmann-La Roche & Co. effective January 31, 1989 (with certain confidential information deleted and marked by a box surrounding the deleted information).

10.10* License Agreement between the Company and Medical Research Council of the United Kingdom dated July 1, 1989, as amended on January 30,
           1990 (with certain confidential information deleted and marked by a box surrounding the deleted information).

10.11+ License Agreement between the Company and Sloan-Kettering Institute for Cancer Research dated November 30, 1989 (with certain confidential information deleted and marked by a box surrounding the deleted information).

10.12* License and Option Agreement between the Company and The UAB Research Foundation dated December 31, 1989, (with certain confidential information deleted and marked by a box surrounding the deleted information).

10.13+ License Agreement between the Company and the Board of Trustees of the Leland Stanford Junior University effective July 1, 1990 (with certain confidential information deleted and marked by a box surrounding the deleted information).


10.14+ Software License Agreement among the Company, Molecular Applications Group and Michael Levitt effective September 1, 1990 (with certain confidential information deleted and marked by a box surrounding the deleted information).

10.15+ Development and License Agreement between the Company and Sandoz Pharma, Ltd. effective December 1, 1990 (with certain confidential information deleted and marked by a box surrounding the deleted information).

10.16+ Development and License Agreement between the Company and Yamanouchi Pharmaceutical Company, Ltd. effective February 12, 1991, as amended on February 12, 1991 (with certain confidential information deleted and marked by a box surrounding the deleted information).

10.17* License Option Agreement between the Company and Hoffmann-La Roche Inc. effective February 1, 1991.

10.18*     1986 Stock Purchase Plan.

10.19*     Forms of Stock Purchase Agreement under the 1986 Stock Purchase Plan.

10.20*     Series A Stock Purchase Warrant issued to Mayfield V dated August 16,
           1990.

10.21* Warrant Purchased Agreement between the Company and certain holders of Preferred Stock dated August 21, 1986.

10.22* Stock Purchase Agreement between the Company and certain holders of Preferred Stock and Common Stock dated August 21, 1986.

10.23* Amendment to Stock Purchase Agreement between the Company and certain holders of Preferred Stock and Common Stock dated February 2, 1987.

10.24* Amendment to Stock Purchase Agreement between the Company and certain holders of Preferred Stock and Common Stock dated March 16, 1989.

10.25* Stock Purchase Agreement between the Company and Hoffmann-La Roche Inc. dated March 16, 1989.

11.1*      Statement regarding computation of per share earnings.

24.1* Consent of Ernst & Young, Independent Auditors. Reference is made to page II-5.

24.2* Consent of Ware & Freidenrich, A Professional Corporation. Reference is made to Exhibit 5.1.

25.1*      Power of Attorney for Drs. Korn and Queen and Messrs. Gould and Saxe.

25.2*      Power of Attorney for Dr. Falkow.

* Previously filed with the Registration Statement on Form S-1 for Protein Design Labs, Inc.
+ Extended confidential treatment has been granted with respect to portions of this Exhibit. Such portions have been omitted and filed separately with the Securities and Exchange Commission.

         (b)  Financial Statement Schedules

          None.

                              SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, County of Santa Clara, State of California, on the 22nd day of May, 1998.

                                       PROTEIN DESIGN LABS, INC.

                                       /s/ Laurence Jay Korn
                                       --------------------------
                                       Laurence Jay Korn
                                       Chief Executive Officer and
                                       Chairperson of the Board of Directors
                                       (Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

        Signature                           Title                      Date
--------------------------  -------------------------------------  -------------
   /s/ Laurence Jay Korn    Chief Executive Officer and            May 22, 1998
--------------------------  Chairperson of the Board of Directors
   Laurence Jay Korn        (Principal Executive Officer)

   /s/ Jon S. Saxe*         President and Director                 May 22, 1998
--------------------------  (Principal Accounting Officer)
   Jon S. Saxe

   /s/ Cary L. Queen*       Director                               May 22, 1998
--------------------------
   Cary L. Queen

   /s/ Stanley Falkow*      Director                               May 22, 1998
--------------------------
   Stanley Falkow

   /s/ George M. Gould*     Director                               May 22, 1998
--------------------------
   George M. Gould

                            Director
--------------------------
   Max Link

                            Director
--------------------------
   Jurgen Drews

* By: /s/ LAURENCE JAY KORN
     --------------------------
      Laurence Jay Korn
      Attorney-in-Fact